EXHIBIT 5.1

                                  [Letterhead]


                                  June 17, 1998



Board of Directors
Watkins-Johnson Company
3333 Hillview Avenue
Palo Alto, CA 94304

         Re: Watkins-Johnson Company 1997
             Employee Stock Incentive Plan

Gentlemen:

         In connection with the granting of options to purchase, and awards of, up to 400,000 shares of common stock of Watkins-Johnson Company (respectively, the "Options" and the "Awards") under the Watkins-Johnson Company 1997 Employee Stock Incentive Plan (the "Plan"), I am of the opinion that the shares of common stock of Watkins-Johnson Company issuable upon exercise of the Options and under the Awards, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable shares of common stock, no par value, of Watkins-Johnson Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission with respect to the Options and Awards and the shares of common stock of Watkins-Johnson Company issuable upon exercise or grant thereof as appropriate under each Option and Award.


                                               Very truly yours,


                                               /s/ James G. Leathers, Jr.
                                               ---------------------------
                                                   James G. Leathers, Jr.

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